                         GENESCO INC.                                 EXHIBIT 11
                         AND CONSOLIDATED SUBSIDIARIES
                         Earnings Per Common and
                         Common Share Equivalent
                         Years Ended January 31






                                                              1995                  1994                   1993
                                                 -----------------    ------------------      -----------------
IN THOUSANDS                                      EARNINGS  SHARES    EARNINGS    SHARES      EARNINGS   SHARES
- ---------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations,
    and cumulative effect of change in
    accounting principle                         $(18,514)            $(27,888)               $2,640
  Preferred dividend requirements                $    302             $    307                $  312
- ---------------------------------------------------------------------------------------------------------------
  Earnings (loss) before discontinued operations,
    extraordinary loss and cumulative
    effect of change in accounting principle
    applicable to common stock and average
    common shares outstanding                    $(18,816)  24,326    $(28,195)   24,159      $2,328     22,946
  Employees preferred and stock options
    deemed to be a common stock equivalent                     -0-                   -0-                    283
- ---------------------------------------------------------------------------------------------------------------
Totals before discontinued operations,
  extraordinary loss, and cumulative effect
  of change in accounting principle              $(18,816)  24,326    $(28,195)   24,159      $2,328     23,229
PER SHARE                                        $   (.77)            $  (1.17)               $  .10
===============================================================================================================
  Earnings (loss) before extraordinary loss
    and cumulative effect of change
    in accounting principle                      $(81,192)            $(51,779)               $9,693
  Preferred dividend requirements                $    302             $    307                $  312
- ---------------------------------------------------------------------------------------------------------------
  Earnings (loss) before extraordinary loss
    and cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                           $(81,494)  24,326    $(52,086)   24,159      $9,381     22,946
  Employees preferred and stock options deemed
    to be a common stock equivalent                            -0-                   -0-                    283
- ---------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                        $(81,494)  24,326    $(52,086)   24,159      $9,381     23,229
PER SHARE                                        $  (3.35)            $  (2.16)               $  .40
===============================================================================================================
  Earnings (loss) before cumulative effect
    of change in accounting principle            $(81,192)            $(52,019)               $9,110
  Preferred dividend requirements                $    302             $    307                $  312
- ---------------------------------------------------------------------------------------------------------------
  Earnings (loss) before cumulative effect
    of change in accounting principle applicable
    to common stock and average common shares
    outstanding                                  $(81,494)  24,326    $(52,326)   24,159      $8,798     22,946
  Employees preferred and stock options deemed
    to be a common stock equivalent                            -0-                   -0-                    283
- ---------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                           $(81,494)  24,326    $(52,326)   24,159      $8,798     23,229
PER SHARE                                        $  (3.35)            $  (2.17)               $  .38
===============================================================================================================
  Net earnings (loss)                            $(81,192)            $(54,292)               $9,110
  Preferred dividend requirements                $    302             $    307                $  312
- ---------------------------------------------------------------------------------------------------------------
  Net earnings (loss) applicable to common stock
    and average common shares outstanding        $(81,494)  24,326    $(54,599)   24,159      $8,798     22,946
  Employees preferred and stock options deemed
    to be a common stock equivalent                            -0-                   -0-                    283
- ---------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                        $(81,494)  24,326    $(54,599)   24,159      $8,798     23,229
PER SHARE                                        $  (3.35)            $  (2.26)               $  .38
===============================================================================================================


All figures in thousands except amount per share.

                                  GENESCO INC.                        EXHIBIT 11
                                  AND CONSOLIDATED SUBSIDIARIES        CONTINUED
                                  Earnings Per Common and
                                  Common Share Equivalent
                                  Years Ended January 31

                                                                1995                  1994                   1993
                                                   -----------------    ------------------      -----------------
IN THOUSANDS                                       EARNINGS   SHARES    EARNINGS    SHARES      EARNINGS   SHARES
- -----------------------------------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations,
    extraordinary loss and cumulative effect
    of change in accounting principle
    applicable to common stock and average
    common shares outstanding                      $(18,816)  24,326    $(28,195)   24,159      $2,328     23,229
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                   -0-                    144
- -----------------------------------------------------------------------------------------------------------------
Totals before discontinued operations,
    extraordinary loss and cumulative effect
    of change in accounting principle              $(18,816)  24,326    $(28,195)   24,159      $2,328     23,373
PER SHARE                                          $   (.77)            $  (1.17)               $  .10
=================================================================================================================
  Earnings (loss) before extraordinary loss and
    cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                             $(81,494)  24,326    $(52,086)   24,159      $9,381     23,229
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                   -0-                    144
- -----------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                          $(81,494)  24,326    $(52,086)   24,159      $9,381     23,373
PER SHARE                                          $  (3.35)            $  (2.16)               $  .40
=================================================================================================================
  Earnings (loss) before cumulative effect of
    change in acounting principle applicable
    to common stock and average common shares
    outstanding                                    $(81,494)  24,326    $(52,326)   24,159      $8,798     23,229
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                   -0-                    144
- -----------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                             $(81,494)  24,326    $(52,326)   24,159      $8,798     23,373
PER SHARE                                          $  (3.35)            $  (2.17)               $  .38
=================================================================================================================
  Net earnings (loss) applicable to common stock
    and average common shares outstanding          $(81,494)  24,326    $(54,599)   24,159      $8,798     23,229
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                   -0-                    144
- -----------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS (LOSS)                          $(81,494)  24,326    $(54,599)   24,159      $8,798     23,373
PER SHARE                                          $  (3.35)            $  (2.26)               $  .38
=================================================================================================================

All figures in thousands except amount per share.